EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is entered into as of December 5, 2005, between Equitex, Inc., a Delaware corporation (“Equitex”), and Aton Select Fund Limited (“Aton”).

INTRODUCTION

A.  Hydrogen Power Inc., a Delaware corporation (“HPI”), Equitex and EI Acquisition Corp., a Delaware corporation that is wholly owned by Equitex (the “Merger Sub”) have entered into an agreement and plan of merger and reorganization dated September 13, 2005 (the “Merger Agreement”) whereby HPI and Merger Sub will merge with the surviving corporation being a subsidiary of Equitex (the “Merger”).

B.  Equitex and Aton have agreed to the acquisition by Equitex of 850,000 shares of the common stock of HPI held by Aton in exchange for the issuance to Aton of 700,000 shares of the common stock of Equitex as a transaction to occur in advance and as part of the Merger.

C.  HPI, Equitex and Merger Sub have entered into a first amendment to the Merger Agreement that contemplates the agreement of the parties to the completion of the share exchange on the terms and subject to the conditions of this Agreement (the “First Amendment Agreement”).

AGREEMENT

Now, therefore, in consideration of the foregoing premises, and the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

1.1  Definitions. The following terms will have the following meanings for all purposes of this Agreement.

(a)  “Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

(b)  “Aton” shall mean Aton Select Fund Limited.

(c)  “Closing” shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

(d)  “Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

(e)  “Equitex Shares” means those 700,000 shares of common stock of Equitex to be issued by Equitex to Aton in exchange for the HPI Shares pursuant to this Agreement.

(f)  “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(g)  “HPI Shares” means those 850,000 shares of Common Stock of HPI to be acquired by Equitex from Aton pursuant to this Agreement.

(h)  “SEC” shall mean the United States Securities and Exchange Commission.

(i)  “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(j)  “Transaction” shall mean the acquisition by Equitex of the HPI Shares from Aton in exchange for the issuance of the Equitex Shares by Equitex to Aton.

1.2  Schedules. The following appendices and schedules are attached to and form part of this Agreement:

Schedule A Definition of U.S. Person
Schedule B Investment Agreement of Non-U.S. Person

1.3  Currency. All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

ARTICLE 2.
ACQUISITION AND SALE OF SHARES

2.1  Acquisition and Sale of Shares. Subject to the terms and conditions of this Agreement, Aton hereby covenants and agrees to sell, assign and transfer to Equitex, and Equitex hereby covenants and agrees to acquire from Aton on the Closing Date (as defined in Section 7.1), the HPI Shares held by Aton.

2.2  Consideration. As consideration for acquisition of the HPI Shares, Equitex shall issue the Equitex Shares to Aton on the basis of 0.823529 Equitex Shares for each one share of HPI transferred by Aton to Equitex. Aton acknowledges and agrees that the Equitex Shares will be issued pursuant to available exemptions from the prospectus and registration requirements of the Securities Act and accordingly will be “restricted securities”, as defined in Rule 144 the Securities Act. Aton agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.

Aton acknowledges and agrees that the Equitex Shares will be endorsed with a legend as required by Regulation S substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

2.3  Exchange of Warrants. Notwithstanding their terms, all outstanding warrants to purchase shares of HPI’s common stock held by Aton, as listed in Disclosure Schedule 2.3 to the Merger Agreement (the “HPI Warrants”), shall on closing of the Merger pursuant to the Merger Agreement, as amended, be exchanged for warrants to purchase an equivalent number of shares of Equitex Common Stock, without adjustment, at an exercise price of $3.00 per share (the “Equitex Warrants”) for the unexpired term of the original HPI Warrants, as contemplated by the First Amendment Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF EQUITEX

Equitex represents and warrants to Aton and acknowledges that Aton is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Aton, that on the date hereof and the Closing Date:

3.1  Organization and Qualification. Equitex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. Equitex is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Equitex given its current business operations. For all purposes of this Agreement, the term “Material Adverse Effect” shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

3.2  Authority Relative to this Agreement; Non-Contravention. Equitex has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Equitex and the consummation by Equitex of the transactions contemplated hereby have been duly authorized by Equitex’s board of directors and no other corporate proceedings on the part of Equitex are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Equitex and, assuming it is a valid and binding obligation of Equitex, constitutes a valid and binding obligation of Equitex enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

3.3  Merger Agreement. Each of the representations and warranties of Equitex and Equitex Sub set forth in the Merger Agreement are true and correct as of the date hereof and the Closing Date.

3.4  No Material Adverse Effect. From the date of this Agreement to the Closing Date, there has not been any “Material Adverse Effect”, as such term is defined in the Merger Agreement, relating to Equitex.

3.5  Validity of the Equitex Capital Stock. The Equitex Shares to be issued to Aton pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable shares in the capital of Equitex.

ARTICLE 4.
COVENANTS, REPRESENTATIONS AND WARRANTIES
OF ATON

Aton represents and warrants to Equitex as follows, and acknowledges that Equitex is relying upon such covenants, representations and warranties in connection with the sale of the Equitex Shares to Aton, that as of the date hereof and the Closing Date:

4.1  Aton is the beneficial and legal owner of the HPI Shares free and clear of all liens, encumbrances and claims of every kind, and the delivery of such HPI Shares by Aton to Equitex pursuant to this Agreement will transfer to Equitex valid title to such HPI Shares, free and clear of all liens, charges, encumbrances and claims of every kind, specifically including but not limited to any third-party rights to purchase any of such HPI Shares. There are no actions, suits or proceedings against Aton affecting its title to the HPI Shares or the right of Aton to execute, deliver and perform this Agreement and the transactions contemplated hereby.

4.2  Aton has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to evaluate the merits and risks of an investment in Equitex’s common stock and to otherwise protect its interests in connection with this transaction.

4.3  Equitex has provided to Aton the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Equitex as it has considered necessary or appropriate in connection with its investment decision to acquire the Equitex Shares.

4.4  Aton is acquiring the Equitex Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Equitex Shares in violation of the United States securities laws.

4.5  Aton understands the Equitex Shares have not been and will not be registered, except as set forth herein, under the 1933 Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

4.6  Aton has not purchased the Equitex Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.7  Aton understands that the Equitex Shares are “restricted securities” under applicable federal securities laws and that the 1933 Act and the rules of the SEC provide in substance that Aton may dispose of the Equitex Shares only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom.

4.8  Aton acknowledges and agrees that all certificates representing the Equitex Shares will be endorsed with the legend required by Section 2.2 of this Agreement.

4.9  If Aton decides to offer, sell or otherwise transfer any of the Equitex Shares, it will not offer, sell or otherwise transfer any of such Equitex Shares directly or indirectly, unless:

(a)  the sale of the Equitex Shares has been registered by an effective registration statement filed with the SEC;

(b)  the sale is to Equitex;

(c)  the sale is made outside the United States in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(d)  the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(e)  the Equitex Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the cased of (b), (c) and (d), it has prior to such sale furnished to Equitex an opinion of counsel reasonably satisfactory to Equitex.

4.10  Aton further represents, warrants and agrees that:

(a)  Aton was not in the United States at the time the offer to purchase the Equitex Shares was received or this Agreement was executed.

(b)  Aton agrees not to engage in hedging transactions with regard to the Equitex Shares unless in compliance with the Securities Act.

(c)  Aton agrees that Equitex will refuse to register any transfer of the Equitex Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration.

(d)  Aton agrees to resell the Equitex Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

(e)  Aton represents and warrants that Aton is not a “U.S. Person” as defined by Regulation S of the Securities Act, as set forth in Schedule A hereto, and is not acquiring the Equitex Shares for the account or benefit of a U.S. Person.

ARTICLE 5.
ADDITIONAL COVENANTS AND AGREEMENTS

5.1  Registration Rights. Equitex agrees to use its best efforts to prepare and file with the SEC, as early as possible following Closing, and in no event later than thirty (30) days following Closing, a registration statement under the Securities Act covering the resale of Equitex Shares issued to Aton on Closing. Equitex will use its best efforts to obtain the effectiveness of such registration statement(s) as soon as practicable, and once effective, to maintain such effectiveness for a period of at least two years from the date such Equitex Shares were issued. Equitex’s obligation to obtain and maintain such effectiveness is conditioned upon the cooperation of Aton in furnishing information to Equitex relating to such holders’ method of distribution and other information requested by Equitex. Any and all expenses incurred in connection with such registration shall be borne by Equitex. Any and all selling expenses incurred by Aton shall be borne by Aton.

ARTICLE 6.
CLOSING CONDITIONS

6.1  Conditions Precedent to Closing by Aton. The obligation of Aton to purchase the Equitex Shares and consummate the Transaction is subject to the satisfaction of the conditions set forth below, unless any such condition is waived by Aton at the Closing. The Closing of the Transaction will be deemed to mean a waiver of all conditions to the Closing.

(a)  Representations and Warranties. The representations and warranties of Equitex set forth in this Agreement will be true, correct and complete in all respects as of the Closing, as though made on and as of the Closing.

(b)  Performance. All of the covenants and obligations that Equitex is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)  Closing Documents. This Agreement and all Closing Documents to be executed by Equitex, as necessary or reasonably required to consummate the Transaction, will have been executed and delivered to Aton.

(d)  No Material Adverse Change. No Material Adverse Effect relating to Equitex will have occurred since the date of this Agreement.

(e)  Compliance with Nasdaq Marketplace Rules. HPI and Equitex are reasonably satisfied that the Agreement and the transactions contemplated hereby will not violate any Nasdaq Marketplace Rule, including without limitation Nasdaq Marketplace Rule 4350(i)(1)(C).

6.2  Conditions Precedent to Closing by Equitex. The obligation of Equitex to sell and issue the Equitex Shares and to consummate the Transaction is subject to the satisfaction of the conditions set forth below, unless such condition is waived by Equitex at the Closing. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.

(a)  Representations and Warranties. The representations and warranties of Aton set forth in this Agreement will be true, correct and complete in all respects as of the Closing, as though made on and as of the Closing.

(b)  Performance. All of the covenants and obligations that Aton is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)  Closing Documents. This Agreement and all Closing Documents to be executed by Aton, as necessary or reasonably required to consummate the Transaction, will have been executed and delivered by Aton.

(d)  Compliance with Nasdaq Marketplace Rules. HPI and Equitex are reasonably satisfied that the Agreement and the transactions contemplated hereby will not violate any Nasdaq Marketplace Rule, including without limitation Nasdaq Marketplace Rule 4350(i)(1)(C).

ARTICLE 7.
CLOSING

7.1  Closing. The Closing will take place, subject to the terms and conditions of this Agreement, forthwith upon the execution and mutual release of all Closing Deliveries set forth in Sections 7.2 and 7.3 hereof, at a mutually agreeable date and time, but in no event later than December 5, 2005. The date of the Closing shall constitute the Closing Date. Each party agrees that the Closing may completed by the exchange of undertakings between the respective legal counsel for Aton and Equitex, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2  Closing Deliveries of Equitex. At Closing, Equitex will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Aton:

(a)  copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Equitex evidencing approval of this Agreement and approving the issuance of the Equitex Shares to Aton;

(b)  a certificate of an officer of Equitex, dated as of Closing, certifying that (i) each covenant and obligation of Equitex has been complied with; (ii) each representation, warranty and covenant of Equitex is true and correct at the Closing as if made on and as of the Closing; and (iii) there has been no Company Material Adverse Effect since the date of this Agreement;

(c)  certificates representing the Equitex Shares endorsed with the legends contemplated by this Agreement and in the name of Aton in accordance with this Agreement.

7.3  Closing Deliveries of Aton. At Closing, Aton will deliver or cause to be delivered to Equitex the following, fully executed and in form and substance reasonably satisfactory to Equitex:

(a)  an investment agreement in the form attached hereto as Exhibit B (the “Non-U.S. Stockholder Questionnaire”); and

(b)  certificates representing the HPI Shares duly executed and endorsed for transfer blank or accompanied by duly executed stock powers duly endorsed in blank, in each case in proper form for transfer.

ARTICLE 8.
INDEMNIFICATION; REMEDIES; SURVIVAL

8.1  Certain Definitions. For the purposes of this Article 8, the terms “Loss” and “Losses” means any and all demands, claims, actions or causes of action, assessments, losses, damages. liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Equitex or Aton including damages for lost profits or lost business opportunities.

8.2  Agreement of Aton to Indemnify. Subject to the terms and conditions of Section 8.4, Aton will indemnify, defend, and hold harmless Equitex, its respective officers, directors, shareholders, employees and affiliates from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Equitex by reason of, resulting from, based upon or arising out of:

(a)  the breach by Aton of any representation or warranty of Aton contained in or made pursuant to this Agreement, any Closing Document or certificate or instrument delivered pursuant to this Agreement; and

(b)  the breach or partial breach by Aton of any covenant or agreement of Aton made in or pursuant to this Agreement, or any Closing Document or other certificate or instrument delivered pursuant to this Agreement.

8.3  Agreement of Equitex to Indemnify. Subject to the terms and conditions of Section 8.4, Equitex will indemnify, defend, and hold harmless Aton from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Aton by reason of, resulting from, based upon or arising out of:

(a)  the breach by Equitex of any representation or warranty of Equitex contained in or made pursuant to this Agreement, any Closing Document or certificate or instrument delivered pursuant to this Agreement; and

(b)  the breach or partial breach by Equitex of any covenant or agreement of Equitex made in or pursuant to this Agreement, or any Closing Document or other certificate or instrument delivered pursuant to this Agreement.

8.4  Limitations of Liability.

(a)  No claims for indemnification under Section 8.2 may be made by Equitex after the first anniversary of the Closing. No claims for indemnification under Section 8.3 by an Equitex Shareholder will be made after the first anniversary of the Closing.

(b)  Aton will not be liable to Equitex for any amount exceeding the aggregate of (i) the net proceeds realized by Aton from the sale of the Equitex Shares to the date of indemnification, and (ii) the value of any unsold Equitex Shares held by Aton as of the date of indemnification. Equitex will not be liable to Aton for any amount exceeding the fair market value of the portion of HPI Shares acquired from Aton pursuant to this Agreement. For purposes of this Section 8.4, the “fair market value” of the HPI Shares shall be equal to the price per share of the common stock of HPI most recently sold by HPI to a third party in an arms-length transaction. Notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then the fair market value shall be determined by reference to the last sale price of a share of HPI common stock on such U.S. securities exchange or Nasdaq on the applicable date of such sale. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date for any other reason, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq prior to such sale.

ARTICLE 9.
MISCELLANEOUS PROVISIONS

9.1  Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing and continue in full force and effect until the first anniversary of the Closing.

9.2  Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

9.3  Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4  Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.5  Entire Agreement. This Agreement, the exhibits, schedules attached hereto and the other Closing Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6  Severability. It is the desire and intent of the parties that the provisions of the Closing Documents be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of the Closing Documents will for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable will be deemed separate, distinct, and independent, and the remainder of the Closing Documents will remain in full force and effect and will not be affected by such holding or adjudication.

9.7  Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Aton:	c/o Hydrogen Power Inc. 1942 Westlake Avenue, Suite 1010 Seattle, Washington 98101 Facsimile: (206) 728-2423 Attn: James Matkin, Chairman

With copies to:	Lang Michener LLP 1500 Royal Centre, P.O. Box 11117 1055 West Georgia Street Vancouver, British Columbia V6E 4N7 Facsimile: 604-893-2669 Attn: Michael Taylor

If to Equitex or Merger Sub:	Equitex, Inc. 7315 East Peakview Avenue Englewood, Colorado 80111 Facsimile: Attn: Henry Fong, President

With copies to:	Maslon Edelman Borman & Brand, LLP 90 South Seventh Street, Suite 3300 Minneapolis, MN 55402 Facsimile: (612) 642-8358 Attn: William M. Mower

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

9.8  Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agree-ment.

9.9  Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.10  Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

9.11  Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

9.12  Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.13  Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

9.14  Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

9.15  Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to its conflicts-of-law principles.

In Witness Whereof, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

EQUITEX, INC.		ATON SELECT FUND LIMITED

By:	/s/ Henry Fong	By:	/s/ Dr. iur. Werner Keicher
	Name: Henry Fong		Name: Dr. iur. Werner Keicher
	Title: President and CEO		Title: Director